                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 1997

                        WALLACE COMPUTER SERVICES, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                            1-6528              36-2515832
----------------------------        ------------        ----------
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)

2275 Cabot Drive                                             60532
----------------                                             -----
Lisle, Illinois                                              (Zip Code)
---------------
(Address of principal executive offices)


                                 (630) 588-5000
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

     On November 3, 1997, Greenwich Acquisition Corp. ("GAC"), a Georgia corporation and a wholly owned subsidiary of Wallace Computer Services, Inc., a Delaware corporation (the "Company"), accepted for payment an aggregate of 8,447,988 shares of Common Stock, $.10 par value per share (the "Shares"), of Graphic Industries, Inc., a Georgia corporation ("Graphic"), tendered pursuant to GAC's tender offer to purchase all outstanding Shares at a purchase price of $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of October 3, 1997, as amended and supplemented by the Supplement to Offer to Purchase, dated as of October 17, 1997, and the related Letter of Transmittal (collectively, the "Offer"). The Offer was made pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of October 12, 1997, among the Company, GAC and Graphic.

     Upon the acceptance for payment of Shares pursuant to the Offer, GAC became obligated to purchase 4,303,092 shares of Class B Common Stock, $.10 par value per share ("Class B Shares"), of Graphic from Mark C. Pope III (the "Selling Stockholder") pursuant to the Amended and Restated Stockholder Agreement, dated as of October 12, 1997 (the "Stockholder Agreement"), among the Company, GAC and the Selling Stockholder, which Class B Shares were purchased by GAC on November 5, 1997. Upon the purchase of Class B Shares by GAC pursuant to the Stockholder Agreement, all outstanding Class B Shares were automatically converted to Shares on a one-for-one basis. The Company's press release dated November 3, 1997 relating to acceptance for payment of Shares pursuant to the Offer and the purchase of Class B Shares pursuant to the Stockholder Agreement is filed as Exhibit 99(a) and is incorporated herein by reference.

     As a result of the purchase of Shares pursuant to the Offer and the purchase of Class B Shares pursuant to the Stockholder Agreement, GAC owns approximately 98% of the outstanding Shares of Graphic.

     The total consideration to be paid by the Company for the purchase of Shares pursuant to the Offer and the purchase of Class B Shares pursuant to the Stockholder Agreement will be approximately $276,744,000. The source of such funds is a Credit Agreement, dated as of October 31, 1997 (the "Credit Facility"), among the Company, certain lenders and Bank of America NT & SA, as agent for such lenders. The maximum aggregate principal amount available to be borrowed under the Credit Facility is $500,000,000.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     Financial statements required to be filed with respect to the Company's acquisition of Graphic will be filed by amendment of this report on or before January 20,

1997.

     (b) Pro Forma Financial Statements.

     Pro forma financial statements required to be filed with respect to the Company's acquisition of Graphic will be filed by amendment of this report on or before January 20, 1997.

     (c) Exhibits.

     The exhibits accompanying this report are listed in the accompanying
Exhibit Index.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     WALLACE COMPUTER SERVICES, INC.
                                     -------------------------------
                                     (Registrant)


                                     By:  /s/  Michael J. Halloran
                                          --------------------------
                                          Michael J. Halloran
                                          Vice President and
                                          Chief Financial Officer


Dated: November 18, 1997

                                 EXHIBIT INDEX


Exhibit No.     Document

99(a) Press Release of Wallace Computer Services, Inc. dated November 3, 1997 (incorporated by reference to Exhibit (a)(20) to Amendment No. 2 to the 14D-1 filed by Greenwich Acquisition Corp. and the Company on November 3, 1997).